EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Vodavi Technology, Inc. on Form S-8 of our report dated February 14, 2003, appearing in the Annual Report on Form 10-K of Vodavi Technology, Inc. and subsidiaries for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
July 28, 2004